EXHIBIT 10.5e


RECORDED IN FAIRFIELD LAND RECORDS AT VOLUME       _______, pAGE ________
RECORDED IN BRIDGEPORT LAND RECORDS AT VOLUME  _______, PAGE ________
RECORDED IN STRATFORD LAND RECORDS AT VOLUME    _______, PAGE ________
RECORDED IN MILFORD LAND RECORDS AT VOLUME         _______,  PAGE  ________
RECORDED IN ORANGE LAND RECORDS AT VOLUME          _______,  PAGE  ________
RECORDED IN WEST HAVEN LAND RECORDS AT VOLUME _______, PAGE  ________
RECORDED IN NEW HAVEN LAND RECORDS AT VOLUME   _______, PAGE  ________


                                             Agreement No.   5.15-99(03)
                                                           --------------


                           TRANSMISSION LINE AGREEMENT
                                     BETWEEN
               STATE OF CONNECTICUT, DEPARTMENT OF TRANSPORTATION
                                       AND
                         THE UNITED ILLUMINATING COMPANY
                     TO OPERATE A TRANSMISSION SYSTEM ON THE
                   NEW HAVEN LINE FROM FAIRFIELD TO NEW HAVEN
                        RAIL FILE NO. (50) 7001-MISC-143

         This TRANSMISSION LINE AGREEMENT (the "Agreement") concluded at

Newington, Connecticut, as of the 15th day of May, 2003, by and
                                  ----        ---------
between the STATE OF CONNECTICUT, DEPARTMENT OF TRANSPORTATION, James F. Byrnes,

Jr., Commissioner, acting herein by Harry P. Harris, Bureau Chief, Bureau of

Public Transportation, duly authorized (the "State"), and THE UNITED

ILLUMINATING COMPANY, a specially chartered Connecticut corporation, having its principal place of business at 157 Church Street, P.O. Box 1564, New Haven,

Connecticut 06506-0901, acting herein by Anthony J. Vallillo, its President and

Chief Operating Officer, hereunto duly authorized (the "Power Company").

                               WITNESSETH THAT:

         WHEREAS, in accordance with the provisions of a certain Transmission

Line Agreement dated January 13, 1966, between Richard Joyce Smith, William J.

Kirk and Harry W. Dorigan, as

Trustees of the Property of the New York, New Haven and Hartford Railroad

Company, Debtor in proceedings for reorganization under Section 77 of the

Bankruptcy Act (hereinafter called "Railroad Company") and The United

Illuminating Company (hereinafter called "Power Company"), Power Company has installed and is now operating an electric power transmission system on, above and under land used in the operation of a railroad from a point west of the

Fairfield-Westport Town Line to a point in New Haven (hereinafter called the

"New Haven Line"); and

         RECITALS:

            a. WHEREAS, The Trustees in Bankruptcy of The New York, New Haven,

and Hartford Railroad Company entered into a Transmission Line Agreement with the Power Company dated January 13, 1966, for which a Notice of Lease was recorded in the City of New Haven Land Records at Volume 2302, Page 1; the Town

of West Haven Land Records at Volume 480, Page 78; the Town of Orange Land

Records at Volume 215, Page 61; the Town of Milford Land Records at Volume 566,

Page 322; the Town of Stratford Land Records at Volume 422, Page 55; the City of

Bridgeport Land Records at Volume 1332, Page 117; and the Town of Fairfield Land

Records at Volume 497, Page 185 (the "Agreement").

         b. The State is the present owner of the New Haven Rail Line which extends from the New York State border (Greenwich, Connecticut) to New Haven,

Connecticut. The State acquired fee ownership by quitclaim deed on October 31,

1985 from Penn Central Corporation. Said deed was recorded in the Westport Land

Records in Volume 763, Pages 247-250; Fairfield Land Records in Volume 756, Page

551; Bridgeport Land Records in Volume 1975, Pages 277-282; Stratford Land

Records in Volume 621, Pages 65-70; Milford Land Records in Volume

1406, Pages 299-304; Orange Land Records in Volume 299, Pages 360-365; and New

Haven Land Records in Volume 3371, Pages 335-340.

         c. Metro-North Commuter Railroad Company is operating commuter railroad services over said land encumbered by the 1966 Agreement pursuant to the

Amended & Restated Service Agreement among the State, Metropolitan

Transportation Authority and Metro-North Commuter Railroad Company

("Metro-North") dated as of June 21, 1985 (the "Metro-North Service

Agreement"), a true and complete copy of which has been previously delivered by the State to the Power Company. (Metro-North and any successors thereto in operating the railroad for the State are hereinafter referred to as the

"State's Designee".) Pursuant to that agreement, Metro-North maintains and operates for the State the trackage and other railroad facilities located on the said land.

         d. Pursuant to the 1966 Agreement, the Power Company constructed,

maintains and operates a 115-KV electric transmission line that is, for the most part, located on the north side of the railroad tracks and a 115-KV electric transmission line that is located on the south side of the railroad tracks.

         e. The original term of the 1966 Agreement ended on May 4, 1980, but the Power Company properly exercised its option to extend the term of the 1966

Agreement to May 4, 2000.

         f. The State and the Power Company have agreed to amend and restate the

1966 Agreement to further extend its term to provide for an increase in the rent, to define a process for the determination of the rent at various future times, and to make other amendments.

         g. The State has statutory authority to enter into this Agreement pursuant to Conn. Gen. Stat. Sections 13b-23 and 13b-36(b) which states in pertinent part that the Commissioner of

Transportation "... may sell, lease, convey or enter into any other arrangement for the use of such property for the operation of transportation services, or for such other purposes as the commissioner determines to be consistent with the best interests of the state."

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and to amend and restate the 1966 Agreement, the State and the

Power Company agree as follows:

                                   ARTICLE I.

                                      GRANT
                                      -----

         (a) The State grants to the Power Company the right to construct,

repair, maintain, replace, reconstruct, relocate, inspect and remove from time to time and operate at its own expense and, except as otherwise specifically set forth herein, without expense to the State and the State's Designee, upon certain of the State's structures, both those now in existence and those which may hereafter be erected that are located within the limits of the Use Area that is hereinafter described in subparagraph (1) (the "State's Structures"), and on,

above or under certain of its land used in the operation of its railroad,

located as follows:

                      (1) between the Fairfield-Westport Town Line and New

              Haven, situated generally between catenary structures Nos. 647 and

              1052, inclusive, which is 122,217+/- lineal feet, or 23.147 miles,

              between station 1913+83, which is approximately catenary 647, up to station 3136+00, which is approximately catenary 1052, of the monumented four-track center line of the New Haven Line,

              hereinafter referred to as the ("Use Area") a transmission system that is hereinafter described in Article II with the supporting structures and other appurtenances thereto (the

              "Transmission System"), together with the right to erect such new structures on said land as may be necessary for the support thereof.

         (b) The State grants to the Power Company the right to construct,

repair, maintain, replace, reconstruct, relocate, inspect and remove from time to time and operate at its sole cost and expense, connecting lines (the

"Connecting Lines") on, above or under the land owned and used by the State or

State's Designee in the operation of its railroad from the Transmission System to the generating plants, stations, substations and lines which the Power

Company owns or may hereafter construct along its Transmission System, and to generating plants, stations, substations and lines of other parties, together with the right to erect such new structures on said land as may be necessary for the support thereof.

         (c) State or its Assignees further leases and grants to Power Company the right to continue to operate all of the connecting lines heretofore installed and presently being operated by Power Company and to install from time to time and operate additional or substituted connecting lines from the transmission system to facilities of Power Company now or hereafter to be located on the Bridgeport Harbor station property which was conveyed to it by deed of the Railroad Company, dated July 28, 1952 and recorded in the Bridgeport

Land Records in Volume 1025, at Pages 219-228, on, above or under a certain parcel of land used by State or its Assignees in the operation of its or their railroad which is delineated and shown as "Easement Area" on a certain map,

entitled "EASEMENT AREA FOR TRANSMISSION LINES OF THE UNITED ILLUMINATING

COMPANY AND AREA TO BE RELEASED BY THE UNITED ILLUMINATING COMPANY - BRIDGEPORT,

CONN. - DWG. NO. 410-11-4-9-63" (a duplicate of which was found in the Town

Clerk of Bridgeport on February 5, 1964 in Volume 1280, Page 523 of the

Bridgeport Land Records), said parcel of land being hereinafter called the

"easement area" and to construct, maintain, inspect, repair, replace and remove such poles, wires, cables, conduits, duct lines, pipes and other structures as may be necessary or appropriate in connection with such connecting lines, it being understood that such connecting lines, poles, wires, cables, conduits,

duct lines, pipes and other structures hereafter installed shall be placed at such locations within the easement area as the State or State's Designee and

Power Company mutually agree, and to construct, maintain, inspect, repair,

relocate, reconstruct, replace and remove such supporting wires, guywires and anchors outside of the easement area as the parties may hereafter from time to time agree are advisable in connection with such Connecting Lines. (When the construction and installation of any Connecting Line is completed, it will thereafter be deemed to be part of the Transmission System for the purposes of this Agreement.)

                                   ARTICLE II.

                               TRANSMISSION SYSTEM
                               -------------------

         (a) The Power Company's Transmission System shall include everything installed by Power Company above the bonnet of State's Catenary Structure and shall consist of not more than two three-phase sixty cycle circuits which may be constructed together or at different times, of such kinds and sizes of wire as may be found necessary or desirable by the Power Company's engineers and approved by the State and the State's Designee, operated at voltages up to one hundred fifteen thousand (115,000) volts, with the insulators, fastenings and other appurtenances necessary to attach them to the supporting structures,

together with lightning shield wires, ground wires of suitable size, structure foundations, additions to State's Structures and material and communication facilities for the Power Company's operations. Exhibits A and B attached hereto are typical examples of Power Company's installations above the bonnet of the

State's Catenary Structures). The Power Company's Transmission System shall further include all pre-existing,
freestanding 65-foot poles located adjacent to State's Catenary Structures as depicted in Exhibit C attached hereto.

         (b) The Transmission System along the Use Area shall be carried upon suitable additions to or modifications of the State's Structures which now or which may hereafter carry the power distribution system and other appurtenances of the State or upon independent supporting structures, or the Transmission

System may be placed underground, or partly on the State's Structures, partly on independent supporting structures and partly underground.

                                  ARTICLE III.

                          OBLIGATIONS OF POWER COMPANY
                          ----------------------------

         The Power Company agrees:

         (a) To notify the State or State's Designee when it shall determine to proceed after the date hereof with the construction, replacement or reconstruction of the Transmission System, to erect any new supports required,

and to make any necessary modifications of existing structures; to furnish all labor, material and tools necessary therefor, and to pay to the State's Designee the established rates customarily charged by the State's Designee for equipment which it may desire to rent from the State's Designee.

         (b) That simultaneously with the execution and delivery of this

Agreement, to pay to the State the net Base Rent for the period from May 5, 2000

(the commencement of the 30-Year Term) to November 4, 2002. Thereafter, all

payments of Base Rent will be payable quarterly, in advance, on the fifth day of each succeeding August, November, February and May commencing with November 5,

2002. The Base Rent for each lease year of the 30-Year Term will be $650,000.00,

or $162,500.00 per quarter subject to adjustments at the 6th, 11th, 16th, 21st and 26th
anniversaries of the commencement of the 30-Year Term, as further described in paragraph (d) of this Article III.

         (c) That commencing on the first day of each renewal period of the

Extended Term, as hereinafter defined in Article VII(b), the rent for the first year of each of such periods will be equal to the then fair market rent for the premises leased herein as determined by the appraisal process set forth in

Article XV hereof subject to adjustments at the 6th and 11th anniversaries of the 15-Year Renewal Term, as further described in paragraph (d) of this Article

III. (The rent as so determined by said appraisal process at the beginning of any renewal period is hereinafter also called the "Base Rent".)

         (d) That the Base Rent for the 30-Year Term will be adjusted at the sixth (6th), eleventh (11th), sixteenth (16th), twenty-first (21st) and twenty-sixth (26th) anniversaries of the commencement of the 30-Year Term by multiplying said Base Rent by a fraction that has as its denominator the

Consumer Price Index [(the "CPI")], for March, 2000, and as its numerator the

CPI for the month of March of each of said adjustment years. In the event the

Power Company does not reject one or both of its renewal options, the Base Rent for the appropriate renewal period will be adjusted at the sixth (6th) and eleventh (11th) anniversaries of the commencement of the relevant renewal period by multiplying the Base Rent for said renewal period by a fraction that has as its denominator the CPI for the month of March of the first year of the renewal period, and as its numerator the CPI for the month of March of said adjustment years.

         (e) That the term "CPI" shall be deemed to mean the Consumer Price

Index (1982-84=100) prepared by the Bureau of Labor Statistics of the United

States Department of Labor for Northeast "A" for New York, New Jersey, Long

Island, (New York, New Jersey, Connecticut) New York - Northeastern, New Jersey

for All Urban Consumers. However, if at the time required for the determination of the increase, if any, in the Base Rent, said index is no longer published or issued, the parties shall use such other index as is then generally recognized and accepted for similar determinations of purchasing power. If the parties are unable to agree on the selection of an index that would most accurately carry out the intent hereof, or if there is a dispute with respect to the computation of the increase, if any, to the Base

Rent as herein provided, then the issue with respect thereto shall be determined by dispute resolution, as provided in Article XIV hereof.

         (f) That the foregoing CPI adjustments to Base Rent during the 30-Year

Term and/or during any renewal period shall produce an increase of at least three percent (3%) per year (not compounded) over the amount of said Base Rent at the beginning of the 30-Year Term or the applicable renewal period, but in no event will said increases be greater than six and one-half percent (6.5%) per year (not compounded) over the amount of said Base Rent at the beginning of the

30-Year Term or the applicable renewal period.

         (g) To pay to the State an annual rent for any additional Connecting

Lines that may be installed by the Power Company after the date of this

Agreement, pursuant to the provisions of Section (b) of Article I of this

Agreement, which annual rent will be equal to the product of the number of linear feet of such Connecting Lines (to the extent they are located on, above or under land of the State and as measured from the point of connection of the

Connecting Line with the Transmission System to the boundary of the State's land) times (i) fifty percent (50%) of the number of dollars per annum per linear foot of conductor that the Power Company is obligated to pay as rent to the State under the provisions of Article III(b) of this Lease; and (ii) during any renewal period, if the Power Company has not exercised its right to reject the same, the annual fair market rent per linear foot of Connecting Line as determined under Article XV of this

Agreement; such rent to be paid quarterly and to begin on the date of the next regular quarterly payment of Basic Rent, the first installment of which will be prorated to the date when construction thereof starts.

         (h) To make all payments under this Agreement to the State by check,

made payable to "The Treasurer, State of Connecticut" and addressed to the

"Accounts Receivable Unit, Connecticut Department of Transportation, P.O. Box

317546, Newington, Connecticut, 06131-7546".

          (i) To reimburse the State or the State's Designee for any expenses which they may incur (1) in connection with the reconstruction, repair,

maintenance, replacement, relocation or removal by the Power Company of any portion of the Transmission System, including but not limited to, the necessary protection, grounding railroad circuits, flagging trains, supervision and inspection; and (2) in connection with the maintenance and repair by the Power

Company of the Transmission System and the additions to the present structures made necessary by the installation thereof; and (3) in connection with such special testing and inspecting thereof. It being understood that the State or the State's Designee shall not charge the Power Company for normal patrolling or inspecting the Transmission System performed in connection with patrolling or inspecting its own power system.

         (j) To reimburse the State or the State's Designee for any expenses which they may incur or for any material they may supply in connection with (i)

the installation, construction or reconstruction by the Power Company after the date hereof of any portion of the Transmission System, or (ii) changes in the supporting structures or in the telephone, fiber optics, signal, power or other facilities of the State which, in the opinion of the State, are necessary as a result of said future installation or construction or reconstruction by the

Power Company after the date hereof
of the Transmission System within the Use Area. The Power Company agrees to (1)

notify the State when it shall determine to proceed with any such future installation or construction or reconstruction of the Transmission System, to erect any new supports required, and/or to make any modifications of existing structures; (2) furnish all labor, material and tools necessary therefor; and

(3) pay to the State or to the State's Designee the established rates customarily charged by them for equipment which the Power Company may desire to rent. It is understood that this Section (j) does not apply (i) to any such changes to the State's facilities that are not directly made necessary by said future installation, construction or reconstruction of the Transmission System by the Power Company after the date hereof, or (ii) to the replacement of the

State's supporting structures or circuits made necessary by normal wear and tear or other causes not directly connected with the Transmission System; nor does it apply (except to the extent provided in the following Section (k)) to any such changes in the fiber optics signal system of the State within the Use

Area made necessary as a result of the occupancy of railroad property by the

Transmission System, unless made necessary by future modification in the design,

construction or operation of the system of the Power Company or power systems connected therewith.

         (k) To reimburse the State or the State's Designee for all reasonable and necessary costs which may result from any physical or operational changes to the Transmission System made after the date of this Agreement by the Power

Company to protect the signal system of the State as provided in Article XI of this Agreement.

         (l) To maintain and repair the Transmission System in a safe, prudent manner, at its sole cost and expense, and if the Power Company fails to do so,

the same shall be considered a default under the provisions of Article XVI(a)(2)

hereof. In the event the Power Company fails to cure such default in accordance with the provisions of said subparagraph,

the State may give written notice to the Power Company specifying such event or events of default and stating that the State or the State's Designee will, at the expense of the Power Company, cure such default by taking such appropriate actions as it deems reasonably necessary. Upon the completion of such work, the

Power Company shall reimburse the State for its costs and expenses in connection therewith within thirty (30) days after receipt of a notice therefor from the

State, together with reasonable documentation supporting its costs and expenses.

         (m) To remove the Transmission System to the reasonable satisfaction of the State not later than twelve (12) months after the termination or expiration of this Agreement, provided, however, the ground wires, the structure foundations and the additions to the State's Structures, which are parts of the

Transmission System and other parts of it that the State agrees may remain,

shall be abandoned in place by the Power Company and will thereafter be the property of the State. If the Power Company is in default of performing these obligations under Article XVI hereof, the Power Company shall reimburse the

State or State's Designee for the expense to remove the Transmission System from its structures if the Power Company fails to remove the same within said twelve

(12) months after the termination of this Agreement.

         (n) To permit the State to repair, maintain, replace, inspect and remove, from time to time, at its own expense, and without expense to the Power

Company, the attachments and facilities of the State that are now attached to the Power Company's independent structures located within the Use Area pursuant to this Agreement (the "State's Facilities"). Notwithstanding any other provisions in this Agreement to the contrary, the obligations of the Power

Company to repair, maintain, replace, relocate or remove any of its facilities that have State Facilities attached thereto will be subject to the prior obligation of the State or the State's

Designee to remove or relocate, as appropriate, its facilities at its expense,

and any delay in the State's or the State's Designee's completion of its work will be deemed to extend the period of time within which the Power Company is obligated to complete its work by a period of time that is equal to the period of delay in the completion of the State's work. Any additions by the State or the State's Designee to the structures of the Power Company that are made after the date hereof shall only be made after a written request therefor is submitted to the Power Company and a permit therefor is issued by the Power Company to the

State containing such terms, charges and conditions that are mutually acceptable to the State and the Power Company.

         (o) To secure and maintain for the duration of this Agreement,

including any supplements thereto and all renewals thereof, if any, with the

State and the State's Designee being named additional insured parties, the following minimum insurance coverages regarding the Use Area at no cost to the

State or the State's Designee. Each insurance policy shall state that the insurance company or companies shall agree to investigate and defend the insured against all claims for damages, even if groundless. In the event the Power

Company secures excess/umbrella liability insurance to meet the minimum requirements specified in paragraphs (i) and/or (ii) below, the State and the

State's Designee shall be named as additional insureds.

                           (i) Commercial General Liability Insurance, including

                  Contractual Liability Insurance, providing for a total limit of not less than One Million Dollars ($1,000,000) for all

                  damages arising out of bodily injuries to or death of all

                  persons in any one accident or occurrence, and for all damages arising out of injury to or destruction of property in any one accident or occurrence, and, subject to that limit per

                  accident, a total (or aggregate) limit of Two Million Dollars

                  ($2,000,000) for all damages arising out of bodily injuries to or death of all
                  persons in all accidents or occurrences and out of injury to or destruction of property during the policy period.

                           (ii) The operation of all motor vehicles, including

                  those hired or borrowed, used by the Power Company and its subcontractors in connection with this Agreement, shall be covered by automobile liability insurance providing for a

                  total limit of One Million Dollars ($1,000,000.00) for all damages arising out of bodily injuries to or death of all

                  persons in any one accident or occurrence, and for all damages arising out of injury to or destruction of property in any one accident or occurrence. In cases where an insurance policy shows an aggregate limit as part of the automobile liability coverage, the aggregate limit must be at least Two Million

                  Dollars ($2,000,000.00).

                           (iii) With respect to all operations the Power

                  Company performs under this Agreement, and all those performed for the Power Company by subcontractors, the Power Company and subcontractors shall carry workers' compensation insurance,

                  and, as applicable, insurance required in accordance with the

                  U.S. Longshore and Harbor Workers' Compensation Act, in

                  accordance with the requirements of the laws of the State of

                  Connecticut, and of the laws of the United States,

                  respectively.

                  In conjunction with the above coverage(s), the Power Company agrees to furnish to the State on the form or forms supplied by the State, a

Certificate of Insurance (CON-32), fully executed by an insurance company or companies satisfactory to the State, for the insurance policy or polices required hereinabove, which policy or policies shall be in accordance with the terms of said Certificate of Insurance. For the workers' compensation insurance and, as applicable, U.S.

Longshore and Harbor Workers' Compensation Act coverage, the policy number(s)

and term of the policy(ies) shall be indicated on the CON-32.

                  While the Transmission System is being constructed, altered,

relocated, maintained, replaced, repaired, reconstructed or removed from the Use

Area, the Power Company shall carry, with respect to the operations it or its subcontractors perform under this Agreement, Railroad Protective Liability

Insurance for and on behalf of the State's Designee as named insured, and the

State named as additional insured, providing for coverage limits of (1) not less than Two Million Dollars ($2,000,000.00) for all damages arising out of any one accident or occurrence, in connection with bodily injury or death and/or injury to or destruction of property; and (2) subject to this limit per accident, a total (or aggregate) limit of Six Million Dollars ($6,000,000.00) for all injuries to persons or property during the policy period. The Power Company shall obtain and submit the minimum coverage indicated above to the State prior to the commencement of such installation, construction, alteration, replacement,

repair, relocation, reconstruction, maintenance and/or removal of its facilities from the right-of-way and shall maintain said coverage until such work and/or activities are completed. Proof of such insurance shall be provided on a CON-32 form.

                  The Power Company shall have the right to self-insure portions of the foregoing insurance requirements up to those limits that it determines,

from time to time, to be acceptable to it, provided that said self-insurance limits apply to substantially all properties then owned or leased by the Power

Company.

                                   ARTICLE IV.

                            OBLIGATIONS OF THE STATE
                            ------------------------

         The State agrees:

         (a) To permit (i) the construction, installing, repairing, maintaining,

replacing, reconstructing, relocating, inspecting and removing of any portions of the Transmission System undertaken from time to time by the Power Company to proceed as rapidly as conditions will permit, including without limit, arranging to have the State's Designee cooperate in such efforts, and (ii) the Power

Company to patrol the Transmission System.

         (b) To use its best endeavors to allow the proper and uninterrupted service of the Transmission System at all times consistent with the operating requirements of the railroad, it being understood that any interruption of such service may seriously affect the Power Company's ability to furnish electric current to its customers and that it is of the utmost importance to the Power

Company that any interruptions or outages be minimized so far as possible.

         (c) To permit representatives of the Power Company, while accompanied by a representative of the State or State's Designee, at mutually convenient times, once during the spring and once during the fall of each year, to visually inspect the insulators upon those portions of the Transmission System carried upon the State's Structures; provided, however, that the State or State's

Designee shall not be responsible for the wages or salary of the Power Company's representative(s); and provided further that the Power Company agrees to indemnify and hold harmless the State from and against any and all claims,

demands, suits, or judgments, on account of injury to or death of any representative of the Power Company during or resulting from any of such inspections.

         (d) To permit representatives of the Power Company, but without expenses to the State or State's Designee and subject to approval of the State or State's Designee as to time and method, to patrol, inspect, test and repair those portions of the Transmission System not carried upon the State's

Structures, and any independent structures upon which such portions may be carried, and for the purpose of such patrolling, inspecting, testing and repairing, representatives of the Power Company shall have the right to pass and repass over and upon property of the State; provided however, that the Power

Company agrees to indemnify and hold harmless the State and State's Designee from and against any and all claims, demands, suits or judgments, on account of injury to or death of any representative of the Power Company during or resulting from such patrolling, inspecting, testing and repairing.

         (e) To keep in repair and in good condition during the continuance of this Agreement the State's Structures which shall support the Transmission

System, at no expense to the Power Company, except the additions to the State's

Structures made necessary by the installation of the Transmission System and except such new structures as may be erected by the Power Company and used solely for the support of the Transmission System.

         (f) To permit the removal of the Transmission System, except ground wires, from the State's Structures and the removal of independent structures erected by the Power Company if such removal takes place not later than twelve

(12) months after termination or expiration of this Agreement.

         (g) To hereafter not grant permission or rights to any third person,

firm or corporation to perform any acts or to construct or place any structures over, under or upon the Use Area until it shall have first notified and received the written approval of the Power Company, which approval shall not be withheld unless, in the reasonable opinion of the Power Company, the exercise of any such permission or rights will endanger or interfere with the construction,

reconstruction, operation or maintenance of any part of the Transmission System,

whether or not erected or constructed at the time such approval is requested.

         (h) To hereafter not grant permission or rights to any third person,

firm or corporation that will endanger or unduly interfere with the construction, reconstruction, operation or maintenance of any part of the

State's transportation rail system or the Transmission System.

                                   ARTICLE V.

                                    APPROVAL
                                    --------

         (a) The design, specifications, construction and installation of future modifications to the Transmission System, any Connecting Lines and the

supporting structures; modification of existing supporting structures hereafter used or made; all apparatus, including circuit breakers, switches, transformers and other facilities used or to be used in making additional connections referred to in Article I; all future changes in the Transmission System, its supporting structures and connecting apparatus; and the location of connections and of any independent supporting structures, shall be subject to approval by the State or State's Designee in all respects prior to installation and construction of same.

         (b) Approval of the State or State's Designee shall not be required with respect to any such apparatus installed, or any such changes in the

Transmission System made, on property other than property used in the operation of the railroad except with respect to such apparatus or changes as may affect fault currents or protection of the Transmission System or the telephone, fiber optics, signal, power or other facilities of the State.

         (c) All work shall be done without material interference with railroad operations and by such methods and at such times as may be mutually and reasonably agreed upon by the parties hereto. Before any work is undertaken by the Power Company, it shall submit to and secure the approval of the State or

State's Designee of the plan and method of doing the work to insure the safety of the State's Structures and operations.

         (d) Wherever in this Agreement reference is made to or provision for the approval by the State or State's Designee of the Transmission System or any

part thereof or any other approval by the State or State's Designee is required,

it is understood and agreed that such approval shall not be unreasonably withheld, but it is agreed that the safety of train operation is paramount and that the State or State's Designee shall be the sole judge with reference to all construction procedures applicable to work by the Power Company under this

Agreement. When approval is given by the State or State's Designee or by a person designated from time to time by the State or State's Designee, in writing, to the Power Company as its representative, such approval shall be final and conclusive upon the State or State's Designee.

                                   ARTICLE VI.

                                    EXPENSES
                                    --------

         (a) When referring to expenses incurred by the State or the State's

Designee, "expenses" shall mean all direct expenses incurred by the State or the

State's Designee, including amounts paid to subcontractors, materials and labor costs, expenses for supervision and inspection to the extent hereinbefore provided, train protection, de-energizing and grounding of railroad circuits,

field or office engineering work, use of trains, tools and other equipment and facilities, transportation of men and equipment, and the overheads covering expenses not directly allowable i.e., Railroad Retirement and Unemployment

Taxes, Vacation Allowance, Holiday Allowance, Health Welfare Allowance, 10%

Supervision of Labor, including vacation and holidays, and 15% of materials to cover handling, provided however, such costs, expenses and overheads will be substantially the same as those charged from time to time by the State or the

State's Designee to other parties under similar circumstances.

         (b) The State or the State's Designee shall render a statement of the expenses incurred for each month in which such expenses are incurred, which shall be payable by the Power Company not later than fifteen (15) business days after receipt of such statement by the Power Company.

         (c) The State or the State's Designee agrees to consult, advise and provide information to the Power Company before incurring any substantial expense which may be chargeable to the Power Company, and before making any substantial changes under the provisions of the Agreement which will necessitate changes in the Transmission System at the expense of the Power Company.

                                  ARTICLE VII.

                                      TERM
                                      ----

         (a) The term of this Agreement is hereby extended for an additional period of thirty (30) years from May 5, 2000 to May 4, 2030 (the "30-Year

Term").

         (b) In addition, the term of this Agreement will be automatically extended for up to two (2) successive renewal periods of fifteen (15) years each

(the "Extended Term"), unless, at least eighteen (18) months prior to the expiration of the 30-Year Term, or any successive renewal period thereof, the

Power Company shall have given to the State written notice of its election to reject the pending automatic renewal of this Agreement, in which case, upon the expiration of the 30-Year Term or the relevant successive renewal period, the term of this Agreement shall cease and terminate. If the Power Company does not give such notice of rejection, then, upon the expiration of the 30-Year Term or the initial renewal period, the term of this Agreement shall be automatically renewed and extended for a further term of fifteen (15) years commencing upon the expiration of the 30-Year Term or the then expiring renewal period, under the same covenants,
agreements, terms, conditions, limitations, exceptions and reservations contained in this Agreement, except as to rent which will be governed by the relevant provisions of Article III hereof.

                                  ARTICLE VIII.

                                      TITLE
                                      -----

         Title to the Transmission System and to the Connecting Lines, if any,

shall be and remain in the name of the Power Company. Title to additions to the

State's Structures and to independent structures erected by the Power Company on the property of the State shall be and remain in the name of the Power Company,

but at the end or termination of this Agreement, title to such additions and structures shall pass to the State with the State's written permission and acceptance. Title to the State's Facilities shall be and always remain in the name of the State.

                                   ARTICLE IX.

                              WAIVER AND INDEMNITY
                              --------------------

         It is understood between the parties hereto that the operation of the railroad by the State or State's Designee in close proximity to the Transmission

System involves some risk to the Transmission System and the Power Company hereby releases and waives any right to ask for, demand or receive damages from the State or the State's Designee for or on account of loss of or injury to the

Transmission System, including the loss of or interference with service, and whether attributable to the fault, or negligence of the State or State's

Designee or its representatives, or otherwise.

         Power Company agrees to indemnify, protect and save harmless the State or State's Designee from and against all cost or expense resulting from any and all loss or damage to the property of the State or State's Designee and from any and all loss of life or property, or injury or damage to the person or property of any third person, firm or corporation

(including the officers, agents and employees of either party hereto), and from any and all claims, demands or actions for such loss, injury or damage directly or indirectly caused by the presence or use or the construction, installation,

maintenance, removal, change or relocation and subsequent removal of the

Transmission System and appurtenances thereto, excepting such loss, damage or injury as shall be due solely to the negligence of the agents or servants of the

State or State's Designee.

                                   ARTICLE X.

                                 FUTURE CHANGES
                                 --------------

         (a) The Power Company agrees to make, or cause to be made, such changes in its Transmission System, including without limit, the additions to the

State's Structures, and the independent structures erected by Power Company, as may be required from time to time to conform to changes in railroad facilities with which the location of the Transmission System may interfere, provided that

(i) such changes are in compliance with the applicable provisions of the

National Electric Safety Code and (ii) except as hereafter set forth in subparagraph (b), such changes shall be made without cost or expense to the

Power Company, including without limit, the Power Company shall not be liable for any cost or expense of such changes resulting from the desire or need of the

State to repair, replace or reconstruct the State's Structures; place or permit others to place additional wires on the State's Structures or in any other way alter or increase its use of the State's Structures; even though any of the foregoing might have been more easily and economically accomplished were it not for the existence of the Power Company's Transmission System.

         (b) Notwithstanding the provisions of the foregoing subparagraph (a),

the Power Company and the State will share on an equal basis the costs for one relocation of the Transmis-
sion System at the Devon Bridge over the Housatonic River, the new Fairfield

Railroad Station at Black Rock, and the new railroad station in Orange/West

Haven, provided (i) the State will provide, on its property, all temporary rights and locations for the Power Company's overhead and underground electric facilities during each relocation of the Transmission System; (ii) the State will be solely responsible for the costs of relocating, rebuilding or restoring railroad facilities without any sharing or reimbursement from the Power Company;

and (iii) the cost to be shared by the Power Company and State will be net of any federal reimbursement or assistance.

         (c) It is understood and agreed that the Power Company, with the approval of the State, may from time to time make such changes in the

Transmission System as it may deem necessary or advisable in view of changes or improvements in the methods or technique of transmitting electrical current or to keep abreast of changes in the art, provided changes do not exceed the voltages permitted from time to time under Articles I and II of this Agreement.

         (d) If the State should hereafter propose to permanently abandon the use of its structures in the Use Area for the purpose of supporting any wires other than the Transmission System, it shall give the Power Company at least two

(2) years prior written notice of such proposed abandonment, which written notice shall state the date of such proposed abandonment.

         In the event of such abandonment, from and after the date stated in such written notice, if this Agreement shall then be in effect, the Power

Company shall cease to have the right to use, for the support of Power Company's transmission system, the structures of the State theretofore used by the State or State's Designee in the operation of its railroad provided, however, that if and so long as the continued use of such structures by the Power Company shall not interfere with the operations of the railroad, the Power Company may continue to use such structures upon
the assumption by the Power Company or as otherwise agreed, to of all of the duties theretofore imposed on the State with respect to repairing and keeping in good condition such structures.

         In the event of such abandonment, if this Agreement shall then be in effect, all of the rights, powers and privileges granted to the Power Company under the provisions of this Agreement (including, but without limitation, the right to erect new supporting structures for the Transmission System and the right to place the Transmission System underground) shall continue in full force and effect, and thereupon;

                      (1) Rent payable under the provisions of this Agreement

              shall be revised to such lesser amount as shall be agreed upon by the parties hereto based upon the changed use of the property of the State by the Power Company or upon the changed obligations and duties of the respective parties hereunder, or both, as the case may be;

                      (2) The State and State's Designee shall be released from

              its obligations under the provisions of Sections (c) and (e) of

              Article IV and said provisions shall be of no further force or effect;

                      (3) The Power Company shall have the right, but without

              expense to the State and State's Designee, and subject to the approval of the State as to time and method, to patrol, inspect,

              test and repair the Transmission System, the structures, if any,

              which it may have erected or may erect to support such system and the State's Structures, if at that time the Power Company has the right to continue to use such structures, and for the purpose of such patrolling, inspecting, testing and repairing, representatives of the Power Company shall have the right to pass and repass over and upon property of the State;

                      (4) The Power Company, without expense to the State and

              State's Designee, will remove the Transmission System (except for buried ground wires and foundations and those parts thereof which the State agrees need not be removed) from the structures of the

              State when and if the Power Company, under the provisions of this

              Section (d), shall cease to have the right to use such State's

              Structures;

                      (5) Such other provisions of this Agreement, including,

              but not limited to, Article IX, as may be inconsistent with the provisions of this Section (d), shall be modified and revised insofar as may be necessary in such manner as may be agreed upon by the parties hereto;

                      (6) If the parties shall not agree as to the amount of

              rent payable by the Power Company under the provisions of the foregoing Paragraph (1) or as to any other matter arising under the provisions of this Section (d), the parties shall attempt to resolve such matters in accordance with the provisions of Article

              XIV;

                      (7) If the Power Company should hereafter propose to

              permanently abandon any of its independent structures on which the

              State's Facilities are located, it shall give the State at least two (2) years prior written notice of such proposed abandonment stating the date of such proposed abandonment, which shall not be prior to May 4, 2030.

         (e) In the event of such abandonment, from and after the date stated in such written notice, the State shall cease any longer to have the right to use the Power Company's independent structures for the support of the State's

Facilities; provided, however, that (i) if this Lease shall then be in effect and (ii) if and so long as the continued use of the Power Company's independent structures by the State shall not interfere with the operation of the

Transmission Line, the State may continue to use such independent structures upon the assumption by it, or as otherwise agreed to, of all of the duties of the Power Company to repair, keep such structures in good condition and remove the same upon the termination of this Agreement.

                                   ARTICLE XI.

            INDUCTIVE INTERFERENCE AND HAZARD TO RAILROAD FACILITIES
            --------------------------------------------------------

         The Power Company agrees that the telephone, telegraph, fiber optics,

power or other facilities of the State and State's Designee within the Use Area shall be protected against inductive interference or physical hazard and damage,

or both, brought about by physical or operational changes to the Transmission

System made after the date of this Agreement, and further agrees that, after consultation between the State, the State's Designee and Power Company, such changes shall be made, at the expense of the Power Company, in the Transmission

System including additional transposition, or in said facilities as may be necessary to eliminate any such inductive effects or physical hazard and damage or both to said facilities.

                                  ARTICLE XII.

                                  COOPERATION
                                  -----------

         The State agrees that its engineers and the State's Designee will cooperate with such engineers and contractors that the Power Company may from time to time employ in connection with the installation, construction,

maintenance, repair or reconstruction of the Transmission

System, and any Connecting Lines, so as to secure the best and most satisfactory results for both parties hereto.

                                  ARTICLE XIII.

                                   ASSIGNMENT
                                   ----------

         The Power Company shall not assign this Agreement without the written consent of the State, provided that this shall not be construed to prevent the

Power Company from making a general mortgage in the usual form of any or all of its property, rights, privileges and franchises, including this Agreement, or from entering into any merger or consolidation, or from selling all or substantially all of its transmission assets to another entity, and in case of foreclosure of such mortgage or of any such merger, consolidation or sale, the rights and obligations of the Power Company hereunder shall pass to and be acquired and assumed by the foreclosing mortgagee, or the merging, consolidated or purchasing company, as the case may be, provided all governmental approvals necessary for such merger, consolidation or purchase have been obtained,

including without limit, any such necessary approvals from the Department of

Public Utility Control and/or the Federal Energy Regulatory Commission.

         The State and its successors in interest shall have the right to assign this Agreement as part of a sale by the State of the Use Area, subject to all of the obligations, duties, agreements and approvals of the State hereunder.

                                  ARTICLE XIV.

                               DISPUTE RESOLUTION
                               ------------------

         The State, the State's Designee and the Power Company shall attempt to resolve all controversies or disputes arising under this Agreement through negotiations pursued diligently in good faith. As part of this obligation, each party will submit each controversy or dispute, except on-site construction disputes that require a prompt resolution, to a member of each party's management team (defined to be at the Manager's level or above for the Power Company and at the Rail Administrator level or above for the State and the State's Designee).

                                   ARTICLE XV.

                                    APPRAISAL
                                    ---------

         The appraisal process to determine the Base Rent for renewal periods shall be started at least eighteen (18) months prior to the anticipated effective date of such renewal.

         The appraisal process will be conducted as follows:

         (a) The Power Company will designate an appraiser and the State will designate an appraiser. Each appraiser acting independently of the other will express, in writing, his opinion of the fair market rent and the State and the

Power Company will exchange copies of the appraisals. If the appraisers determine values that are within ten percent (10%) of each other, the average of the two appraisals will be deemed to be the fair market rent. If the appraisals differ by more than ten percent (10%), the Power Company and the State will try to resolve the divergence of opinion by mutual negotiations conducted in good faith.

         (b) All appraisers must be State certified general appraisers, must be recognized as competent in the field as an appraiser for the purpose of establishing such values and must be either on the State or Power Company lists of approved appraisers or otherwise acceptable to both the Power Company and the

State.

         (c) For the purposes of the appraisals, the premises leased herein shall be deemed to consist of two air rights corridors, one of which is located on the north side of the railroad tracks, and the other of which is located on the south side of the railroad tracks. The width and location of each of these corridors for purposes of the appraisals will be as shown on

Power Company drawings.

          (d) Each appraisal shall determine a fee value for the land of the

State that is included in this Agreement, based on the assumption that the abutting zoning also applies to said State land. A percentage, to be determined by the appraiser, will be applied to the resulting fee value to reflect the current value of the rights in the two corridors. An appropriate rate of return,

also to be determined by the appraiser, will then be applied to said current value of the rights to then determine the annual fair market rent.

         (e) Each appraisal shall also express an annual fair market rent, as so determined, per linear foot of Connecting Line, which will be used for the purpose of any rent computations under subparagraph (g) of Article III of this

Agreement.

         (f) Each appraiser shall be given the same scope of work and the requisite maps, drawings and other pertinent information or data. It is contemplated that each appraiser will complete his work within six (6) months after the receipt of the foregoing.

                                  ARTICLE XVI.

                                    DEFAULTS
                                    --------

         (a) Each of the following shall be deemed to be a default by the Power

Company hereunder:

                      (1) The Power Company's failure to make due and punctual

              payment of any rents payable under this Agreement when and as the same shall become due and payable, and such default in payment continues for a period of thirty (30) days after written notice thereof from the State to the Power Company; or

                      (2) The Power Company's failure in the performance of or

              compliance with any of its obligations under the covenants,

              agreements, terms, or provisions contained in this Agreement,

              other than those referred to in the foregoing subsection (1), and such default continues for a period of ninety (90) days after written notice thereof from the State to the Power Company, except that in connection with a default that is not susceptible of being cured with due diligence within ninety (90) days, the time the

              Power Company has to cure the same shall be extended for such time as may be necessary to cure the same with all due diligence,

              provided the Power Company commences promptly and proceeds diligently to cure the same; and

                      (3) The issuance of a lien (other than the lien of any

              mortgage as referred to in Article XIII hereof) or attachment,

              arising out of acts of the Power Company, against the State to the extent the same encumbers the premises leased herein, unless (i)

              the same shall be vacated, bonded or otherwise discharged within one hundred eighty (180) days from the date the Power Company receives notice thereof or (ii) within said period of one hundred eighty (180) days, the Power Company commences an action to vacate or remove the same and thereafter proceeds diligently with said action.

                      Then and in any such event, the State may, while such

              default is continuing, give written notice to the Power Company specifying such event or events of default and stating that this

              Agreement shall expire and
              terminate on the date specified in such notice, which date shall be not less than ninety (90) days after the giving of such notice,

              unless the Power Company has cured such default or defaults prior to the date specified in such notice, and this Agreement shall expire and terminate.

         (b) If the State defaults in the performance of or compliance with any of its obligations under the covenants, agreements, terms or provisions contained in this Agreement and such default continues for a period of ninety

(90) days after written notice thereof from the Power Company to the State,

except that in connection with a default that is not susceptible of being cured with due diligence within ninety (90) days, the time the State has to cure the same shall be extended for such time as may be necessary to cure the same with all due diligence, provided the State commences promptly and proceeds diligently to cure the same. If any default is not so cured, the Power Company may, while such default is continuing, give written notice to the State specifying such event or events of default and stating that the Power Company will, at the expense of the State, cure such default by taking such appropriate actions as it deems reasonably necessary. Upon the completion of such work, the State shall reimburse the Power Company for its costs and expenses in connection thereof within thirty (30) days after receipt of a notice therefor from the Power

Company, together with reasonable documentation supporting its costs and expenses. In the event of a dispute regarding such reimbursement, the parties shall negotiate diligently in good faith pursuant to Article XIV.

                                  ARTICLE XVII.

                                     NOTICE
                                     ------

         It is mutually understood and agreed by the parties hereto that any official notice from one such party to the other such party, in order for such notice to be binding thereon, shall:

          (a) be in writing addressed to:

                  (1)      when the State is to receive such notice -

                           Commissioner of Transportation
                           Connecticut Department of Transportation
                           P. O. Box 317546
                           Newington, Connecticut 06131-7546;

                  (2)      when the Power Company is to receive such notice -

                           The United Illuminating Company
                           157 Church Street
                           P.O. Box 1564 New Haven, Connecticut 06506-0901
                           Attention:  Its President and Chief Operating Officer

         (b) be delivered in person or be mailed United States Postal Service

"Certified Mail - Return Receipt Requested" to the address recited herein as being the address of the party to receive such notice, at which time said notice shall be deemed to have been received; and

         (c) contain complete and accurate information in sufficient detail to properly and adequately identify and describe the subject matter thereof.

         The term "official notice", as used herein, shall be construed to include, but not be limited to, any request, demand, authorization, direction,

 waiver, and/or consent of the party as well as any document(s) provided,

 permitted, or required for the making or ratification of any change, revision,

 addition to or deletion from this Lease.

         Further, it is understood and agreed that nothing hereinabove contained shall preclude the parties hereto from subsequently agreeing, in writing, to designate alternate persons (by name, title, and affiliation) to which such notice(s) is(are) to be addressed; alternate means of conveying such notice(s)

to the particular party; and/or alternate locations to which the delivery of such notice(s) is(are) to be made, provided such subsequent agreement(s) is(are)

concluded pursuant hereto.

                                 ARTICLE XVIII.

                                 QUIET ENJOYMENT
                                 ---------------

         If and so long as the Power Company pays the rent due hereunder and performs and observes all of the agreements and provisions hereof that are its obligations, the Power Company shall quietly enjoy the premises and rights leased herein during the term of this Agreement.

                                  ARTICLE XIX.

                                  MISCELLANEOUS
                                  -------------

     (a) The parties  acknowledge  that the  State's Designee is not a party to this  Agreement,  but as  long  as it does  not conflict  with  the terms  and conditions of the Metro-North  Service  Agreement, the State shall use its best efforts to cause the State's Designee to comply with all obligations imposed on it by the terms and conditions of this Agreement, including  without limit, the provisions of Article XIV as long as such provisions are in compliance with the

Metro-North Service Agreement.

     (b) This  Agreement shall inure to and be binding upon the parties hereto and their successors and assigns, but subject to the provisions of Article XIII hereof.

     (c) The Power  Company  shall  record  within one (1) year and give State documentation of recording this Agreement, including any supplements hereto and all  renewals  thereof,  if any, in the land records of Fairfield, Bridgeport,

Stratford,  Milford,  Orange, West Haven and New  Haven, at no expense to the

State.  The  recording of this Agreement by the Power Company shall be done as soon as  practical  (but in no event later than  one  year  from  the date of completion  by the State of the  following) upon delivery  by the State to the

Power Company of (i) this Agreement duly executed in quadruplicate by the State and (ii)  written  notification  by the State that the Agreement has been duly executed and approved on behalf of
the State. Failure of the Power Company to record this Agreement as specified herein, shall be deemed to be a default hereunder and the rights of the State will be as set forth in Article XVI hereof.

     (d) It is further mutually understood and agreed by the parties hereto that this Agreement shall not be effective until said Agreement has been approved by the Attorney General of the State of Connecticut.

     (e) The Agreement, when fully executed by both parties, shall constitute the entire agreement between the parties hereto and shall supersede all previous communications, representations, or agreements, either oral or written, between the parties hereto with respect to the subject matter hereof, including without limit, the  1966 Agreement; and no  agreement  or  understanding  varying  or extending the same shall be binding upon either party hereto unless in writing signed by both parties hereto; and nothing contained in the terms or provisions of this Agreement shall be construed as waiving any of the rights of the State under the laws of the State of Connecticut.

     (f) If any of the provisions of this Agreement, or the application thereof to  any  person or  circumstances,  shall, to  any  extent,  be  invalid  or unenforceable, the remainder of this Agreement, or the  application  of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every other provision of this Agreement shall be valid and  enforceable to the fullest extent permitted by law.

     (g) This Agreement shall be governed in all respects by the laws of the

State of Connecticut.

         (h) This Agreement will be executed in four or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same Agreement.

         (i) The parties hereto agree that each has played a material role in the negotiation and drafting of this Agreement and that the document shall not be construed against any party merely because of that party's role in the drafting thereof.

                                   ARTICLE XX.

                        POWER COMPANY TERMINATION RIGHTS
                        --------------------------------

         (a) The Power Company shall have the right to terminate this Agreement during the Extended Term only, if the option to reject shall not have been exercised, at any time on at least three (3) year's prior written notice to the

State.

         (b) The Power Company shall have the right, exercisable during the

30-Year Term and during the Extended Term, if the option to reject shall not have been exercised, at any time and from time to time on at least three (3)

year's prior written notice to the State, to abandon, with respect to all or any portion of the State's Structures or land, or both, situated within the Use

Area, all or any portion of the rights leased and granted to the Power Company in Article 1. In the event all of the rights leased and granted herein to the

Power Company are so abandoned with respect to all the State's Structures and land that are situated within the limits designated in such notice, the annual rent payable hereunder shall be reduced by the product of the rent per linear foot then payable hereunder and the number of linear feet between such limits,

such reduced rent to commence with the first quarterly payment after such abandonment and the completion of the removal of the Power Company's

Transmission System as set forth below. In the event of the abandonment of a portion of such rights only with respect to designated structures or land, or both, of the State, the rent payable thereafter under the provisions of this

Agreement shall be revised to an amount to be agreed upon by the parties hereto,

taking into consideration the rights so abandoned by the Power Company. If the parties shall not agree as to the amount of rent payable by the Power Company under the provisions of this Section (b), the parties shall attempt to resolve such matters in accordance with the provisions of Article XIV. To the extent that such partial abandonment by the Power Company involves an abandonment of its right to use, for its Transmission System, any portion or portions of the structures or land, or both, of the State, the Power Company shall thereupon remove from such State Structures or land, or both, as the case may be, to the satisfaction of the State, the portion of the Transmission System on such portion or portions of such State Structures or land, except for buried ground wires and foundations and those parts of the Transmission System which the State agrees may remain, and, if the Power Company is in default of performing these obligations under Article XVI hereof, the Power Company shall reimburse the

State or State's Designee for any expenses to which the State or State's

Designee may incur removing the Transmission System from such State Structures and from such portion or portions of such land.

                                  ARTICLE XXI.

                                   ATTACHMENTS
                                   -----------

         Attached to this Agreement are the "Standard Railroad License

Specifications & Covenants For Wire, Pipe and/or Cable Transverse Crossings

and/or Longitudinal Occupations Within the Railroad Right of Way" dated October

1, 2001 (the "Specifications & Covenants"), the terms and provisions of which,

as amended, are incorporated into this Agreement and hereby made a part hereof with the following changes:

         (a) All references therein to "Facilities" and "FACILITIES" shall be deemed to mean the "Transmission System" and any Connecting Lines; and

         (b) All references to "Licensee" shall be deemed to mean the "Power

Company". In the event of any conflict between the terms and provisions set forth in the body of this Agreement with those in the Specifications &

Covenants, such conflict shall be resolved in favor of the terms and provisions in the body of this Agreement.

                                             Agreement No.  5.15-99(03)
                                                           ---------------


         IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.


         WITNESSES:                 STATE OF CONNECTICUT
                                    DEPARTMENT OF TRANSPORTATION
                                    James F. Byrnes, Jr., Commissioner


 /s/ Elizabeth A. Mosca             By:  /s/ Harry P. Harris          (Seal)
-----------------------------          -------------------------------
Name: Elizabeth A. Mosca                     Harry P. Harris
                                             Bureau Chief
                                         Bureau of Public Transportation


   /s/ Laurie Lint                               May 15, 2003
 ------------------------                   -------------------------------
 Name: Laurie Lint                          Date:







         WITNESSES:                     THE UNITED ILLUMINATING COMPANY



    /s/ Talaine R. Fraser          By:   /s/ Anthony J. Vallillo     (Seal)
 ----------------------------         ------------------------------
 Name:  Talaine R. Fraser                   Anthony J. Vallillo
                                    Its President and Chief Operating Officer


  /s/ Bernice L. Herring                           5/06/03
 ------------------------                   -----------------------------
 Name: Bernice L. Herring                   Date:

                                            Agreement No. 5.15-99(03)
                                                        ---------------


STATE OF CONNECTICUT)
                    )  ss. Newington            May 15,  A.D., 2003
COUNTY OF HARTFORD  )

         Personally appeared for the State, Harry P. Harris, Signer and Sealer of the foregoing Instrument and acknowledged the same to be the free act and deed of the State of Connecticut, Department of Transportation, and his free act and deed as Bureau Chief, Bureau of Public Transportation, before me.


         Elizabeth H. Mosca                 /s/ Elizabeth H. Mosca
         Notary Public                   -------------------------------
         My Commission Expires           Notary Public
         Nov. 30, 2007                   My Commission Expires:





STATE OF CONNECTICUT)
                    )  ss. New Haven               May 6, A.D., 2003
COUNTY OF NEW HAVEN )

         Personally appeared for The United Illuminating Company, Anthony J. Vallillo, Signer and Sealer of the foregoing Instrument and acknowledged the same to be the free act and deed of The United Illuminating Company and his free act and deed as President and Chief Operating Officer, before me.



                                            /s/ Theodore R. Grave
                                        ---------------------------------
                                        Notary Public:  Theodore R. Grave
                                        My Commission Expires: 9/30/06



APPROVED AS TO FORM:



Attorney General                        Date: June 2, 2003
State of Connecticut

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